    As filed with the Securities and Exchange Commission on August 31, 1999

                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                            ______________________

                                   Form S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                            ______________________

                           Superior Financial Corp.
            (Exact name of registrant as specified in its charter)

       Delaware                                      51-0379417
(State of Incorporation)                 (I.R.S. Employer Identification No.)

    5000 Rogers Avenue
    Fort Smith, Arkansas 72903                       (501) 484-4305
(Address of principal executive offices)             (Telephone No.)


                     Superior Financial Corp. 401(k) Plan
                             (Full title of plan)


                               C. Stanley Bailey
                            Chief Executive Officer
                           Superior Financial Corp.
                              5000 Rogers Avenue
                          Fort Smith, Arkansas 72903
                                (501) 484-4305
                    (Name and Address of agent for service)
                                _______________
                                With a copy to:
                               Willard H. Henson
                    Miller, Hamilton, Snider & Odom, L.L.C.
                        One Commerce Street, Suite 305
                           Telephone: (334) 834-5550
                           Facsimile: (334) 265-4533

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
  Title of Securities to be     Amount to be Registered      Prop. Max. Offering Price     Prop. Max.  Aggregate     Amount of Fee
  Registered                                                 Per Unit                      Offering Price
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01  par      100,000   (1)                $12.05   (2)                  $1,205,000   (2)          $334.99
  value per share
------------------------------------------------------------------------------------------------------------------------------------

  Interests in Plan (3)         N/A (3)                      N/A                           N/A                       N/A (3)

====================================================================================================================================


(1) Estimated maximum aggregate number of shares of Superior Financial Corp. (the "Company") common stock purchasable with employee and employer contributions under the Superior Financial Corp. 401(k) Plan (the "Plan") during the next 36 months.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $12.05 per share, which was the average of the closing bid and ask prices of the Company common stock on August 27, 1999.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

                                    PART  I

             INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10 (a) of the Securities Act.


                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants covered by this Registration Statement:


(a) The prospectus contained in the Company's Registration Statement on Form S-1 filed on July 28, 1998 (Registration No. 333-60111), as amended by Pre-Effective Amendment No. 1 to Form S-1 filed on August 25, 1998, Pre-Effective Amendment No. 2 to Form S-1 filed on November 25, 1998, Pre-Effective Amendment No. 3 to Form S-1 filed on December 8, 1998, and as amended by Post-Effective Amendment No. 1 filed on March 29, 1999;

(b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act through the date hereof; and

(c) The description of the common stock, par value $0.01 per share. of the Company contained in the Company's Registration Statement on Form 8-A (File No. 000-25239) filed with the Commission on January 5, 1999 and all amendments or reports filed for the purpose of updating such description.


     All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

  The Company shall furnish without charge to each person to whom the Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be made to Rick Gardner, Superior Financial Corp., 16101 LaGrande Drive, Suite 103, Little Rock, Arkansas 72223, telephone number (501) 324-7253.

  All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

  Item 4.  Description of Securities.
           -------------------------

  Not applicable.


  Item 5.  Interests of Named Experts and Counsel.
           --------------------------------------

  Not applicable.


  Item 6.  Indemnification of Directors and Officers.
           -----------------------------------------


         Article 10 of the Registrant's Certificate of Incorporation provides as follows:

  The corporation shall indemnify its directors, officers, employees and agents to the full extent permitted under the Delaware General Corporation Law.

        Article IX of the Registrant's Bylaws  provides as follows:

1.  Definitions.  As used in this Section the following terms shall have the
    -----------
meanings set out below:

  (a) "Board" - the Board of Directors of the Corporation.

  (b) "Claim" - any threatened or pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

  (c) "Determining Body" - (i) those members of the Board who are not named as parties to the Claim for which indemnification is being sought ("impartial Directors"), if there are at least three Impartial Directors, or (ii) a committee of at least three directors appointed by the Board (regardless whether the members of the Board of Directors voting on such appointment are fewer than three Impartial Directors or if the Board of Directors or the committee appointed pursuant to clause (ii) of this paragraph so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

  (d) "Disbursing Officer" - the Chief Executive Officer of the Corporation or, if the Chief Executive Officer is a party to the Claim for which indemnification is being sought, any officer not a party to such Claim who is designated by the Chief Executive Officer to be the Disbursing Officer with respect to indemnification request related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

  (e) "Expenses" - any expenses or costs (including, without limitation, attorney's fees, judgements, punitive or exemplary damages, fines and amounts paid in settlement).

  (f) "Indemnitee" - each person who is or was a director or officer of the Corporation or the spouse of such person.

2.Indemnity.
  ---------
  (a) To the extent such Expenses exceed the sum or amounts paid or due under or pursuant to (i) policies of liability insurance maintained by the Corporation,
(ii) policies of liability insurance maintained by or on behalf of the Indemnitee, and (iii) provisions for indemnification in the by-laws, resolutions or other instruments of any entity other than the Corporation, the Corporation shall indemnify Indemnitee against any Expenses actually and reasonably incurred by hm (as they are incurred) in connection with any Claim either against him or as to which he is involved solely as a witness or person required to give evidence, by reason of his position.

     (i) as a director or officer of the Corporation,

     (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation,

     (iii) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, or

     (iv) as the spouse of any person who is or was a director or officer of the Corporation with respect to any Claim involving the spouse arising by reason of such person's position as described in clauses (i) , (ii) or (iii), whether relating to service in such position before or after the effective date of this Section, if he (i) is successful in his defense of the Claim on the merits or otherwise or (ii) has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (A) the amount otherwise payable by the Corporation may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of a personal benefit by Indemnitee, and (B) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.

  (b) The Standard of Conduct is met when the conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a criminal action or proceeding, that he had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, or order, settlement, conviction, or upon a plea of nolo contendere or it equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

  (c) Promptly upon becoming aware of the existence of any Claim as to which he may be indemnified hereunder, Indemnitee shall notify the Chief Executive Officer of the Corporation of the Claim and whether he intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the Chief Executive Officer shall promptly advise the Board thereof and notify the Board that the establishment of the Determining Body with respect to the Claim will be a matter presented at the next regularly scheduled meeting of the Board. After the Determining Body has been established, the Chief Executive Officer shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the Claim known to him. Within 60 days of the receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether Indemnitee has met the Standard of Conduct. The Determining Body may extend such 60 day period by no more than an additional 60 days.

  (d) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not therefore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means. If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that in the absence of actual fraud by Indemnitee no such revocation may be made later than 30 days after final disposition of the Claim.

  (e) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,

     (i) If Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense, with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at is expense to employ counsel chosen by him to participate in the defense of the Claim; and

     (ii) The Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation (A) proposes a settlement acceptable to the person asserting the Claim, or (B) believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to effect the terms, he shall execute such documents as shall be necessary to effect the settlement. If he does not agree he may proceed with the defense of the Claim in any manner he chooses, but if he is not successful on the merits or otherwise, the Corporation's obligation to indemnify him for any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by him following his decision not to agree to such proposed settlement or (B) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his affairs, Indemnitee may refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

  (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim, and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

  (g) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. If the Disbursing Officer believes the amount requested to be reasonable, he shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances. If the Disbursing Officer does not believe such amount to be reasonable, the Corporation shall pay the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

  (h) After it has been determined that the Standard of Conduct was met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (g) shall continue to apply with respect to Expenses incurred after such time, expect that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee such amount of any fines, penalties or judgments against him which have become final as the Corporation is obligated to indemnify him.

  (i) Any determination by the Corporation with respect to settlements of a Claim shall be made by the Determining Body.

  (j) The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Agreement, and the Corporation and Indemnitee shall instruct it or his agents and employees to do likewise.

3.Enforcement.
  -----------
  (a) The rights provided by this Section shall be enforceable by Indemnitee in any court of competent jurisdiction.

  (b) If Indemnitee seeks a judicial adjudication of his rights under this Section, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

  (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sough with respect to any Claim.

4.Saving Clause.  If any provision of this Section is determined by a court
  -------------
having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without, the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

5.Non-Exclusivity.
  ---------------
  (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statue, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.

  (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the full extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights that are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the full extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

6.Successors and Assigns.  This Section shall be binding upon the Corporation,
  ----------------------
its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

7.Indemnification of Other Persons.
  --------------------------------
  (a) The Corporation may indemnify any person not covered by Section 1 through 6 to the extent provided in a resolution of the Board or a separate Section of these By-laws.

  (b) Nothing in this Section 11 shall obligate the Corporation to indemnify or advance expenses to any person who was a director, officer or agent of any corporation merged into this Corporation or otherwise acquired by this Corporation. Any such person's right to indemnification or advancement of expenses, if any, shall consist of those rights contained in the agreement relating to such merger or acquisition.


  Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

  Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

  Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.



  Item 7.  Exemption from Registration Claimed.
           -----------------------------------

  Not applicable.


  Item 8.  Exhibits.
           --------

Regulation S-K
Exhibit No.              Description


4                        Instruments defining the rights of the security holders

4.1 Article 4 of the Amended and Restated Certificate of Incorporation of Superior Financial Corp.

4.2                           Summary Plan Description and Superior Financial
                              Corp. 401(k) Plan

5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain issues regarding the securities being registered

23                       Consents of Experts and Counsel

23.1                     Consent of Ernst & Young LLP

23.2 Consent of Miller, Hamilton, Snider & Odom, L.L.C., contained in Exhibit 5

24                       Power of Attorney, contained on Signature Page


  Item 9.  Undertakings.
           -------------

  (a)  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
  -----------------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Little Rock, Arkansas, on the 30th day of August, 1999.

                         SUPERIOR FINANCIAL CORP.



                         BY: /s/ C. Stanley Bailey
                             -------------------------------
                             C. Stanley Bailey
                             Its Chairman of the Board
                             of Directors and CEO
                             (Duly Authorized Representative)



  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey and Rick D. Gardner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Name                      Title                               Date
    ----                      -----                               ----
/s/ C. Stanley Bailey         Chief Executive Officer and
---------------------------
C. Stanley Bailey             Chairman of the Board               **

/s/ C. Marvin Scott           President and Director              **
---------------------------
C. Marvin Scott

/s/ Rick D. Gardner           Chief Financial Officer             **
---------------------------
Rick D. Gardner

/s/ Boyd W. Hendrickson       Director                            **
---------------------------
Boyd W. Hendrickson

/s/ David E. Stubblefield     Director                            **
---------------------------
David E. Stubblefield

/s/ John M. Stein             Director                            **
---------------------------
John M. Stein

                              Director
---------------------------
Howard B. McMahon

** June 30, 1999

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the trustee(s) (or other persons who administer the employee benefit plan herein described) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 30, 1999.


                         Superior Financial Corp. 401(k) Plan


                         /s/ Rick D. Gardner
                         -----------------------------------
                         Rick D. Gardner
                         Administrator


Date:       August 30, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    EXHIBITS
                                       TO
                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                            SUPERIOR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

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

                                 EXHIBIT INDEX

EXHIBIT                                                       PAGE
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4                        Instruments defining the rights of the security holders

4.1 Article 4 of the Amended and Restated Certificate of Incorporation of Superior Financial Corp.

4.2                           Summary Plan Description and Superior Financial
                              Corp. 401(k) Plan

5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain issues regarding the securities being registered

23                       Consents of Experts and Counsel

23.1                     Consent of Ernst & Young LLP

23.2 Consent of Miller, Hamilton, Snider & Odom, L.L.C., contained in Exhibit 5

24                       Power of Attorney, contained on Signature Page

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